THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY
              EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                            For the Year Ended December 31,
                                                       ---------------------------------------
                                                         1995             1994            1993
                                                       -------           -------        ------

PRIMARY EARNINGS:
   Net income (loss)                                   $   10,942     $  (280,994)    $  (924,733)
                                                       ==========     ============    ============

SHARES:
   Weighted average of common shares outstanding        7,886,257       7,072,754       5,804,297
   Assumed conversions of stock options                   144,428            -               -
                                                       ----------    ------------    ------------

                                                        8,030,685       7,072,754       5,804,297
                                                       ==========     ============    ============

PRIMARY INCOME (LOSS) PER COMMON SHARE                  $   -               $(.04)          $(.16)
                                                        =========           ======          ======
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                                                                      Exhibit 11